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                                                                  EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-59855, 333-49549, 333-30561, 333-07773 and
33-89908) and Form S-3 (No. 333-45463, 333-44559, and 333-30473) of our report dated May 15, 1998 relating to the financial statements of Wireless Communications Group (a division of Cylink Corporation), which appears in the Current Report on Form 8-K/A of P-COM, Inc. dated June 12, 1998.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
September 4, 1998